Exhibit 10.17

Plant Lease Contract

Lessor: Suzhou High Tech Zone Xinzhen Construction Development Co., Ltd. (hereinafter referred to as “Party A”)

Contact Address: 1700 Xingxian Road, Tong’an Town, Suzhou High-tech Zone

Contact Person: Ji Congjun	Telephone No.: 0512-66060999

Lessee: SUZHOU WATTPACK EV TECH CO., LTD. (hereinafter referred to as “Party B”)

Contact Address: Plant 1, 299 Huajin Road, Tong’an Town, Suzhou High-tech Zone

Contact Person: Zhang Zhiye	Telephone No.: 15995888886

Property Management Agent: Suzhou Zhenzhao Business Operation Management Co., Ltd. (hereinafter referred to as “Party C”)

Contact Address: 1700 Xingxian Road, Tong’an Town, Suzhou High-tech Zone

Contact Person: Zou Jie	Telephone No.: 0512-66071200

Whereas Party A leases its legally owned leased Plant to Party B for use and Party B agrees to accept property management services provided by Party C, the property management agency designated by Party A, the three Parties, on the basis of voluntariness, equality and mutual benefit, hereby reach and enter into an agreement and conclude the Contract as follows regarding above-mentioned matters in compliance with the relevant national regulations:

I. Current Status of the Plant

Location: 299 Huajin Road, Tong’an Town, High-tech Zone, Suzhou (whole building of plant 1 of Fumin Industrial Park)

Leased area (architectural area): 12,592m2

Building Structure: Reinforced Concrete Frame Structure

Party B has been fully aware of the current status of the above Plant and signed the Contract voluntarily on this basis.

Provisions on Plant Lease

II. Usage of the Leased Plant

Party A and Party B agree that the leased Plant shall be used by Party B for industrial purposes. Without the prior written consent of Party A, Party B may not use the leased Plant for any purpose other than that agreed herein.

III. Lease Term

1. The term of the lease shall be valid for one year, i.e., the period from February 1, 2022 to January 31, 2023.

2. Party A shall deliver the Plant to Party B on February 1, 2022; Party B shall be solely responsible for all safety accidents from the date of delivery of the Plant.

3. The rent will be collected from February 1, 2022.

IV. Payment of Rent and Security Deposit

1. Party B shall pay rent to Party A for the Plant.

Rent amount: The rent of the Plant shall be RMB 25 sq.m./month: the monthly rent shall be RMB 314,800.00 (in words: Three hundred and fourteen thousand and eight hundred yuan only); The annual rent shall be RMB 3,777,600.00 (in words: Three million seven hundred and seventy-seven thousand and six hundred yuan only).

2. Payment of the Rent:

The rent shall be paid in advance once a month before the 15th day of each month.

3. Security Deposit:

Party B shall, within 5 days after the signing of the Contract, pay the security deposit (one month’s rent) amounting to RMB 314,800.00 (in words: Three hundred and fourteen thousand and eight hundred yuan only) to Party A; If the lease will not be renewed by Party B upon the expiration of the Contract, Party A shall refund the security deposit in full to Party B without interest after the completion of the formalities for moving out cleaning of the Plant.

V. Provision on Payment of Water, Electricity and Related Expenses

1. Party B shall, within 5 days after the signing of the Contract, pay the security deposit for water and electricity charges amounting to RMB 30,000.00 (in words: Thirty thousand yuan only) to Party A; If the lease will not be renewed by Party B upon the expiration of the Contract, Party A shall refund the security deposit in full to Party B without interest after the completion of the formalities for moving out cleaning of the Plant.

2. Any and all fees incurred for water, electricity and other utilities during the lease term when using the Plant shall be paid by Party B. Within five days upon receipt of the payment notice from Party A, Party B shall make payment and Party A shall, within five days upon receipt of the payment, issue invoices to Party B; Party A entrusts Party C to collect water and electricity charge from Party B.

3. The capacity of power use provided by Party A to Party B is 1000KVA, for which Party B shall pay Party A the maintenance fee for industrial power equipment of RMB 15 KVA/ month, amounting to RMB 15,000.00 per month (in words: fifteen thousand Yuan per month) before the 15th day of each month; Party A shall be responsible for supplying power to the upper pile head on the low-voltage main switch of the power distribution room in the Plant leased by Party B, and entrusting Party C to maintain the equipment and facilities; Party A shall not bear the expenses for circuit decoration, renovation, repair and maintenance within the leased Plant of Party B, which shall be borne by Party B itself; If it is necessary to increase the capacity, Party B shall apply to Party A 3 months in advance and the expenses involved shall be negotiated and settled separately in a supplementary agreement.

4. Party B shall pay the electricity and water charges to Party A monthly based on the actually used capacity, and bear the cost of public sharing, line loss and public maintenance expenses for lines. Party A shall be entitled to make corresponding adjustments simultaneously as the adjustments made by the supply departments to the electricity price and water price.

VI. Handover of the Leased Plant

If Party B fails to accept the Plant on the date notified by Party A, it shall be deemed that Party A has already delivered the Plant from the date of the notice. During the handover, the Parties shall jointly inspect and check the Plant, its ancillary facilities, etc. and set up the records for acceptance.

VII. Provisions on Use the Leased Plant

1. Party B shall properly manage and protect the leased Plant and related facilities, maintain cleanliness and safety, and shall not dismantle, renovate, and alter at will without Party A’s permission.

2. Party B may, from the date of acceptance of the Plant, decorate the Plant as required, provided that the decoration plan shall obtain written permission or approval from Party A and relevant institutions (if necessary) in advance. The decoration shall not damage the main structure, bearing structure and firefighting facilities of the Plant, and shall be in line with the relevant provisions of the local government. Upon expiration of the lease term, Party B shall return the Plant to Party A as is or return it to Party A together with the decoration and fitments through consultation with Party A.

3. During the lease term, Party B is not allowed to engage in production and operation activities beyond the scope of its business license;

4. Party B is not allowed to use the Plant engaging any activities that are illegal, unethical, harmful to, hindering and/or disturbing to the users of the adjacent plants or unauthorized activities;

5. During the lease term, Party B’s installation, use of machinery and equipment, storage of raw materials and engagement in production and operation activities shall not affect the safety and structural stability of the Plant buildings and ancillary facilities, and make the insurance of the Plant invalid or to be invalid, or increase or in any way affect its insurance premium.

6. Without the written consent of Party A during the term of the Contract, Party B shall not sublease/lend the Plant to any third party in whole or in part for any purpose.

7. During the term of the Contract, Party B shall ensure Party B’s properties are stored in the Plant with Property All Risks Insurance, including all production equipment and raw materials, finished products, semi-finished products, etc.

8. During the lease term, Party B shall strictly abide by the fire protection laws and regulations and various safety production laws and regulations, or it shall bear any and all the responsibilities and losses arising therefrom.

9. The leased Plant shall be provided with fire extinguishers by Party B in accordance with the relevant regulations that are strictly prohibited from using for other purposes.

10. In the case of first-level temporary fire operation (including fire operations such as electric welding and gas welding) in the leased Plant due to maintenance and other affairs, the approval of the fire department shall be required.

11. Party B shall be in full charge of fire safety in the leased Plant according to relevant regulations of the fire department. Party A, with prior written notice to Party B, is entitled to inspect the fire safety of the leased Plant within a reasonable time agreed upon by the Parties, and shall not unreasonably refuse or delay giving the consent.

12. During the lease term, Party B shall notify Party A, in a timely manner, of the repair of the damage or defect found in the Plant or its ancillary facilities (except the accessories or the additional facilities and equipment along with the decoration by Party B). Party A shall arrange for the repair in 3 days following the receipt of the notification by Party B. Should there be a delay in the repair, Party B may have the damage or defect fixed. All the expenses involved shall be covered by Party A.

13. During the lease term, Party B shall take good care of and make proper use of the Plant and its facilities therein. Should any damage or defect be caused to the Plant and its ancillary facilities due to improper use, Party B shall be responsible for a prompt repair arrangement. If Party B refuses to do so. Party A may have the damage or defect repair, and all the expenses involved shall be covered by Party B.

14. During the lease term, Party A should ensure that the Plant and its ancillary facilities are in normal and safe conditions for use. Party A shall be responsible for the maintenance and repair of the Plant. Party A shall send Party B a 15-day prior notice of maintenance and repair work, in which Party B should readily assist and cooperate. Party A shall try as much as possible to avoid unnecessary inconveniences of the Plant caused to Party B. Party B, who intends to redecorate the Plant or add ancillary facilities and equipment to the Plant, shall obtain prior written consent from Party A and if the plan is to be examined and approved by the relevant authority in accordance with the related regulations, it shall be submitted to the relevant authority for approval before proceeding to such redecoration or addition project.

VIII. Rights and Obligations of Party A and Party B

1. Party A shall ensure the ownership of the leased Plant and the legality and integrity of the land use right, Party A shall ensure the usage of the leased Plant by Party B without interference from any third party.

2. Party A shall, within the time limit agreed in the Contract, deliver the Plant to Party B for use.

3. Party A shall ensure the safe use of the Plant and undertake responsibilities of normal repair and management of the Plant. Party A shall also assist Party B in completing the firefighting and other approval and acceptance work during the decoration.

4. Party B shall pay the rent and all other expenses on time as agreed herein.

5. Party B shall properly use and manage the leased Plant and shall not sublease, transfer, or borrow the leased Plant without authorization, provided, however, Party B shall be permitted to sub-lease or assign the lease to its affiliates. Party B shall not use the Plant for illegal activities, harm the public interest, or change the use of the premise without authorization, Party B shall legally operate and carry out fire prevention, safety, environmental protection, health, and other work.

6. Upon the expiration of the Contract, Party B shall ensure the Plant and its ancillary facilities are returned in good condition.

IX. Liability for Breach of the Contract

1. The Contract shall take immediate effect once being signed. Except for the mutual agreement of the Parties, government acts or force majeure, neither Party shall breach the lease without authorization, otherwise, the breaching Party shall compensate the non-breaching Party for three months’ rent.

2. If Party A fails to deliver the Plant within the time limit in accordance with the conditions agreed in the Contract, it shall bear an overdue fine at 0.03 percent of the first rent collected for each day of delay; If the delivery is overdue for more than 30 days, Party B shall be entitled to unilaterally terminate the Contract because of Party A’ serious breach of the Contract, and Party A shall refund the security deposit of the Plant received in double, and the rent, water and electricity security deposit as well as the maintenance fee of industrial power equipment, etc. already received.

3. If Party A’s fault causes Party B to be unable to use the Plant normally, Party A shall compensate for the losses thus caused to Party B.

4. Party B shall be deemed as a serious breach of the Contract by Party A under the following circumstances, and Party A may terminate the Contract in advance and take back the leased Plant. All security deposits, maintenance fees for industrial power equipment and prepaid rent and property management fees collected by Party A and Party C from Party B shall not be refunded, and Party A may claim against Party B for actual losses:

(1) The Lessee subleases, or transfers the leased Plant without authorization;

(2) The Lessee uses the Leased Apartment to conduct illegal activities and harm the public interest;

(3) The Lessee arbitrarily changes the purpose of the Plant;

(4) The Lessee changes the plant structure and damages plant and plant facilities on its own without the Lessor’s consent;

(5) Violating the relevant regulations on fire control, safety, environmental protection, and sanitation and delaying or refusing to rectify, or being punished by the government department due to serious/major liability accidents.

5. Party B shall be deemed as a serious breach of the Contract if it fails or is unable to pay the rent, water and electricity charges, maintenance fees for industrial power equipment and property management fees as agreed in the Contract; Party A shall be entitled to immediately stop the water and electricity supply, to take back the leased Plant and dispose of Party B’s equipment, raw materials, finished products, office furniture and other materials and articles in the Plant. All economic, legal, and social consequences arising therefrom shall be borne by Party B.

6. All lawsuits, claims, losses, damages, fines and liabilities, attorney’s fees, transportation fees and other expenses incurred due to the breach of the Contract shall be borne by the breaching Party.

X. Withdrawal Procedures

1. If Party B has no intention to renew the lease after the expiration of the Contract, Party B shall go through the formalities of clearing the leased Plant within 10 days after its expiration. The Parties make the room list and part of increasing or decreasing during the period of the Contract for the basis of handover. If the Parties have no objection to the transfer of the Plant, Party A and Party C shall refund the payment of the lease deposit in full to Party B without interest within five days after returning the Plant.

2. During the lease term, if one Party terminates the Contract early, it shall notify the other Party in writing one month in advance, and shall bear the liability for breach of the Contract stipulated in the Contract, and go through the formalities for termination and moving out.

3. If Party B fails to return the leased Plant within the time limit upon the termination of the Contract, Party A and Party C shall be entitled to charge Party B the occupation fee/property management fee of the Plant at three times the daily rent/property management fee calculated by dividing the monthly rent/property management fee under the Contract by 30 days multiplied by the number of days occupied, and claim for other economic losses caused thereby; If Party B fails or is unable to return the leased Plant within 30 days, Party A and Party C shall be entitled to forcibly take the leased Plant back, and all economic and legal liabilities arising therefrom shall be borne by Party B.

4. In Plant clearing and returning, Party B shall repair or indemnify fully for any loss, damage or shortage of the Plant and related facilities caused by Party B’s fault or omission.

Provisions on Property Management Services

XI. Area of Paid Property Management Fee

The standard plant located at 299 Huajin Road, Tong’an Town, High-tech Zone, Suzhou (the whole building of No.1 plant of Fumin Industrial Park), with a floor area of 12,592㎡, leased by Party B from Party A shall be provided with property management services by Party C.

XII. Scope of Property Management Services

The property management services shall cover daily cleaning and greening, security patrol, an inspection of safety, fire protection and public security outside the Plant leased by Party B (excluding inside the Plant), property maintenance, maintenance of fire-fighting equipment, property environment improvement, park road maintenance, assistance in daily electricity and water supply, collecting and remitting water and electricity charges, etc.

XIII. Term of Property Management Services

The term shall be valid for the period from February 1, 2022 to January 31, 2023.

XIV. Amount and Payment Method of Property Management Fee

1. Party B shall pay the property management fee in advance at the rate of RMB 2 (in words: Two yuan only) per square meter per month, with the monthly property management fee amounting to RMB 25,184.00 (in words: Twenty-five thousand one hundred and eighty-four yuan only), and the annual property management fee amounting to RMB 302,208.00 (in words: Three hundred and two thousand two hundred and eight yuan only);

2. The security deposit for the property management fee shall be RMB 25,184.00 (in words: Twenty-five thousand one hundred and eighty-four yuan only);

3. The property management fee shall be paid once a month before the 15th day of each month;

4. Charges for parking berths of motor vehicles

(1) Temporary parking shall not be charged within one hour; After one hour, it shall be charged at RMB 2 per half an hour; Large vehicles shall be charged in double.

(2) Charges for using fixed parking berth are RMB 180.00 per month per vehicle.

(3) Party C shall provide Party B with six fixed parking berths free of charge.

XV. Utilization and Payment of Water and Electricity

1. Party C shall be responsible for coordinating the daily power supply of Party B. Party C shall not be liable for breach of the Contract for the power supply problems caused by the power supply department, government acts and force majeure.

2. Unless otherwise agreed by Party B and Party C, Party B shall be responsible for the repair and maintenance of the lines and equipment below the upper pile heads on the low-voltage main switch of the power distribution room in the Plant leased by Party B and related liabilities; Party C shall be responsible for the maintenance and repair of the substation, outgoing switch and metering, outgoing cable and other equipment and related liabilities. Party B shall be responsible for the repair and maintenance of the electrical equipment and circuits installed by itself.

3. Party B shall pay the electricity bill to Party A on a monthly basis based on the actual consumption and the agreed proportion, which shall be collected by Party C. Party B shall be notified in a timely manner if the power supply department or the government makes adjustments to the electricity price and the amount of the basic electricity payment.

4. The capacity of power use of Party B shall not exceed the agreement hereof, otherwise, Party C shall be entitled to cut power for power rationing. Meanwhile, Party B shall pay Party C a penalty of RMB 10,000.00, compensate Party C for all economic losses caused thereby, and assume corresponding legal liabilities. During the term of the Contract, if Party B needs to adjust its capacity of power use, it shall submit a written application to Party A, for which the Parties may sign a supplementary agreement separately.

5. Party B shall pay the water bill to Party A on a monthly basis based on the actual consumption and the agreed proportion. Party B shall be notified in a timely manner if the water supply department or the government makes adjustments to the water price and sewage treatment fee.

6. Party B shall pay the electricity and water charges in full in one lump sum to Party A within 5 days of receipt of the invoice, otherwise it will be deemed as a breach of the Contract.

XVI. Party B agreement on relevant decoration and maintenance of the leased Plant:

1. Party B shall be responsible for the daily property maintenance and repair (including the corridors, walls, ceilings, doors and windows, water and electricity pipe network, firefighting and other facilities and equipment, etc.) in the leased Plant of Party B; If it’s necessary, Party B can apply in accordance with the provisions of Party C, and Party C shall be obliged to provide paid services and consultation to Party B in accordance with the provisions.

2. Party B promises to engage qualified construction units or individuals in construction operations, so as to ensure the safety and legality of construction operations.

3. Party B shall, before the renovation of the interior or exterior wall of the leased Plant and equipment installation, submit a written application beforehand and the relevant drawings, contact persons and relevant information of the engaged construction unit to Party C. The personnel of Party C shall examine and approve the relevant matters of the project, and put on record the access of personnel and vehicles of the construction unit. Party B may embark on the renovation after a renovation agreement is signed by Party B and Party C.

4. Party B shall be entitled to complain or report to Party C’s management if it finds that an unqualified construction team is engaged in the project within the leased Plant or Party C’s personnel are found to accept banquets, forcibly occupy others’ property, deliberately create obstacles, or ask for others’ property by virtue of their authorities. Party C shall reply to Party B’s complaint or report in writing and deal with the ascertained matters seriously.

5. During the construction of the leased Plant, Party B shall not change the main structure of the leased Plant, nor endanger the safety of the whole premises and other surrounding tenants, pedestrians, facilities and equipment and other third-party rights holders; Otherwise, Party B shall bear all the liabilities.

XVII. Rights and Obligations of Party B:

1. Party B shall be entitled to require Party C to provide corresponding property management services to Party B in compliance with the provisions of laws, regulations, and policies.

2. Party B shall be entitled to require Party C to continuously improve its service level and service quality on property management.

3. Party B shall be entitled to supervise the service behavior of Party C’s personnel and lodge complaints or report to Party A and Party C for the improper behavior of Party C’s personnel.

4. Party B shall be obliged to take good care of all kinds of facilities and equipment under the management of Party C.

5. Party B shall not change the structure of the leased Plant and leasing purpose, otherwise, Party C shall be entitled to order Party B to rectify and all the losses thus incurred shall be borne by Party B.

6. The weight of facilities and equipment owned by Party B shall not exceed the load of the Plant; It’s not allowed to use chemicals, industrial oils and other related articles that may cause pollution, corrosion, erosion, and other possible corrosion, damage, and endanger the safety of building structures.

7. Party B shall be obliged to pay the corresponding fees in full and on time.

8. Party B shall be obliged to abide by the rules and regulations, conventions, announcements, and notices issued by Party C in respect of public security, fire control, production safety, cleaning, greening, vehicle management, advertising, etc. of the park.

9. Party B shall be obliged to operate in compliance with the law and is not allowed to engage in illegal activities in the leased Plant; Otherwise, it will assume all economic and legal liabilities on its own.

10. Party B shall be obliged to educate its staff to enhance their sense of responsibility and legal awareness in respect of public security, fire control and production safety.

11. Party B shall not bribe or woo Party C’s staff in any way; If the interests of Party C are harmed and the cooperative relationship between Party B and Party C is damaged as a result, Party B shall bear all the economic losses caused to Party C upon being proved.

12. Party B shall be obliged to take measures to keep the safe production, and take other management measures such as anti-theft, fire protection, and environmental protection in the leased Plant. Party C shall be only responsible for the proper safety guarantee and fire control management outside the leased Plant of Party B. If Party C has fulfilled its obligations on safety guarantee and fire control management, it shall not be liable for compensation for any loss caused by robbery, fire or accidental injury to Party B.

13. Party B undertakes that it has carefully read the relevant regulations and conventions of Party C on property management and understood their contents; At the same time, Party B promises to diligently and effectively perform the relevant regulations and conventions. In the case of violation, Party B is willing to bear the corresponding liability and accept the corresponding punishment.

XVIII. Rights and Obligations of Party C:

1. Party C shall be entitled to collect property management fees and paid maintenance fees, and collect rent, utilities, maintenance fees of industrial power equipment and other related fees on behalf of Party A from Party B on time.

2. Party C shall be entitled to order Party B to rectify its defaults during the use of the leased Plant, and to apply for liquidated damages for its breach of the Contract.

3. Party C shall be obliged to provide Party B with corresponding property management services in accordance with the provisions of laws, regulations, and policies.

4. Party C shall be obliged to timely handle and respond to Party B’s complaints and reports against Party C’s personnel.

5. Party C shall be obliged to inform Party B in advance of any temporary water and power outages caused by water supply and power supply enterprises or by the maintenance and repair of water and electricity pipe networks; Party C shall inspect and repair the water and power outages caused by the aging of lines, pipelines, and other faults in the park in a timely manner and inform Party B of the relevant information in a timely manner.

XIX. The property management-related appendixes executed by Party B along with the execution of the Contract shall be equally authentic as the Contract.

Miscellaneous

XX. Contract or the Contract: refers to the “Plant Lease Contract”, including all its appendixes, all valid modified agreements, and relevant documents.

XXI. The Plant refers to the existing plant of Party A.

XXII. Force majeure: refers to the objective conditions that are unforeseeable, unavoidable, and insurmountable, including but not limited to earthquakes, typhoons, floods, fires, public health events, wars, etc.

XXIII. If the Parties hereto intend to modify the Contract or terminate the Contract, it may be solved through consultation and confirmed in a separate agreement.

XXIV. Except as otherwise stipulated herein, all the appendixes hereto and the supplemental agreement or modification agreement separately signed by the Parties shall constitute an integral part of the Contract. All commitments and statements made by the Parties before the signing of the Contract are invalid.

XXV. Dispute Resolution: Any dispute arising from the conclusion and performance of the Contract may be submitted to the People’s Court where Party A is located for litigation if no settlement can be reached through consultations.

XXVI. The Contract shall take effect upon being signed and sealed by Party A, Party B and Party C.

XXVII. The Contract is made out in six originals, with each Party holding two copies. Matters not covered herein may be supplemented at that time.

Party A (seal): Suzhou High Tech Zone Xinzhen Construction Development Co., Ltd.

Party B (seal): SUZHOU WATTPACK EV TECH CO., LTD.

Party C (seal): Suzhou Zhenzhao Business Operation Management Co., Ltd.

Date of Signing: January 27, 2022